Exhibit 99.1

Multi Packaging Solutions Announces Third Quarter Results

Adjusted nine month EBITDA of $205 million, Adjusted nine month EPS of $0.64 per share

Strong cash flow provides for additional repayment of $15.0 million of debt in quarter

New York, NY, May 12, 2016 – Multi Packaging Solutions International Limited (NYSE: MPSX), (“MPS” or “the Company”), a global leader in value-added print and packaging solutions for the branded consumer, healthcare, and multi-media markets, today announced results for 3Q  FY 2016.

3Q FY 2016 vs 3Q FY 2015:

•	GAAP sales of $399.2 million vs $416.2 million
•	Negative foreign exchange impact of $13.3 million
•	GAAP operating income of $26.0 million vs $18.8 million
•	GAAP net income attributable to MPS of $3.8 million vs $6.8 million
•	GAAP net income attributable to MPS of $0.05 per share vs $0.11 per share
•	Non GAAP net income attributable to MPS of $8.8 million vs $3.7 million
•	Non GAAP net income attributable to MPS per share of $0.11 vs $0.06
•	Adjusted EBITDA of $58.4 million vs $57.3 million
•	Adjusted EBITDA margin of 14.6% vs 13.8%
•	Early debt repayment of $15.0 million in March 2016

YTD FY 2016 vs YTD FY 2015:

•	GAAP sales of $1.29 billion vs $1.22 billion
•	Negative foreign exchange impact of $71.2 million
•	GAAP operating income of $73.8 million vs $61.5 million
•	GAAP net income attributable to MPS of $8.9 million vs $11.4 million
•	GAAP net income attributable to MPS of $0.12 per share vs $0.18 per share
•	Non GAAP net income attributable to MPS of $45.8 million vs $16.6 million
•	Non GAAP net income attributable to MPS of $0.64 per share vs $0.27 per share
•	Adjusted EBITDA of $205.0 million vs $176.9 million.
•	Adjusted EBITDA margin of 15.9% vs 14.6%.
•	Early debt repayments totaling $40.0 million in YTD 2016, excluding debt repayments from the IPO proceeds

Marc Shore, Chief Executive Officer, commented, “We are pleased with our third fiscal quarter and nine months results notwithstanding certain challenges. Our nine month EBITDA results were a record $205 million with a record EBITDA margin of 15.9%.  Further, we have significantly deleveraged our balance sheet which includes an additional $15 million voluntary debt prepayment on March 9, 2016.  On the negative side, foreign exchange rates impacted EBITDA by $12.2 million year to date, the cold and flu season was soft, and certain consumer customers had lower than expected sales.  On the positive side, global and cross selling sales initiatives are beginning to generate meaningful traction and operational improvements continue.  We have successfully integrated our acquisitions, have achieved our original synergy targets, and will continue to optimize our operations over the next several quarters.  For example, we have announced the intention to relocate our Stuttgart, Germany business and are working with the European Works Councils to this end.  We expect to consolidate this facility into other existing facilities in Germany in order to better serve our customers and gain operational efficiencies.  Our plans also include evaluating several other opportunities over the next few quarters in order to maximize the efficiency of our global manufacturing footprint.  In connection with these plans, the Company expects to record $5 million of restructuring and closure cost charges over the next four quarters.  We look forward to continued progress in global and cross selling sales initiatives, further self-help operational improvements and margin improvement, and opportunistic tuck–in acquisitions like Chicago Paper Tube in the quarters to come.”

Discussion of Third Quarter Fiscal 2016 Results

GAAP net sales for 3Q FY 2016 and YTD FY 2016 were $399.2 million and $1,287.6 million vs net sales for 3Q FY 2015 and YTD FY 2015 of $416.2 million and $1,215.1 million.  3Q FY 2016 and YTD FY 2016 include negative foreign exchange effects of $13.3 million and $71.2 million.  Adjusted for acquisitions in fiscal 2015, net sales for 3Q FY 2016 were down $26.9 million vs. 3Q FY 2015.   This decrease was principally due to the impact of unfavorable foreign exchange rates, the anticipated and continuing decline in multi-media sales and the year over year decrease in sales to three consumer product companies.

Gross margin for 3Q FY 2016 was 21.7%, up 140 basis points, vs. 20.3% for 3Q FY 2015.  This increase reflects the Company’s improved manufacturing efficiencies in our facilities, returns from our targeted capital spending programs, and $2.8 million of realized synergies from acquisitions.

GAAP operating income for 3Q FY 2016 was $26.0 million, up approximately 200 basis points, vs $18.8 million for 3Q 2015.  GAAP operating income for YTD FY 2016 was $73.8 million vs $61.5 million for YTD FY 2015.  Included in the current YTD period is approximately $27.0 million of stock compensation recorded in connection with the vesting of shares from the Company’s initial public offering.  Excluding this charge, operating income for YTD FY 2016 would have been $100.8 million, an increase of $39.3 million or approximately 280 basis points when compared to the same period in the prior year.

GAAP net income attributable to MPS for 3Q FY 2016 and YTD FY 2016 was $3.8 million and $8.9 million as compared to $6.8 million and $11.4 million for 3Q FY 2015 and YTD FY 2015. GAAP net income in 3Q FY 2016 and YTD FY 2016 include negative foreign exchange effects of $1.6 million and $12.2 million. In addition, GAAP net income for YTD 2016 includes the previously mentioned stock compensation expense.

Non GAAP net income attributable to MPS for 3Q FY 2016 and YTD FY 2016 were $8.8 million and $45.8 million vs non GAAP net income attributable to MPS for 3Q FY 2015 and YTD FY 2015 of $3.7 million and $16.6 million.  Adjustments to non GAAP net income are principally net of tax adjustments related to stock compensation expense, restructuring charges associated with plant closures, foreign exchange, expenses associated with acquisition transactions and debt extinguishment related costs.

Adjusted EBITDA for 3Q FY 2016 was $58.4 million, up $1.1 million, vs. $57.3 million in 3Q FY 2015.  Adjusted EBITDA margin of 14.6% was driven by the Company’s targeted capital spending programs, plant improvement initiatives, and purchasing and cost savings programs. Acquisition adjusted pro forma EBITDA for 3Q FY 2016 of $58.4 million was down $0.2 million as compared to results from 3Q FY 2015.

Cash balances as of March 31, 2016 were $46.6 million. There were no amounts outstanding under our revolving credit facility.  Total debt net of cash was $899.8 million including deferred debt discount of $14.0 million. At March 31, 2016, trailing twelve months acquisition adjusted pro forma EBITDA was $260.4 million, and the pro forma leverage ratio was 3.5.

Third Quarter Earnings Conference Call and Webcast

The Company will host a conference call on May 12, 2016 at 4:30pm ET, which can be accessed by dialing 877-705-6003 (domestic) or 201-493-6725 (international).

Supplemental materials for today’s call can also be found on the investor relations portion of the Company’s website.

The Company will also host a live webcast of its conference call which may be accessed on the Investor Relations section of the Company's website at multipkg.com.

A replay will be available approximately three hours after the call, through May 19, 2016, accessible by dialing 877-870-5176 (domestic), or 858-384-5517 (international). The passcode for the replay is 13636725.

Non GAAP Financial Measures

The historical financial information included in this presentation includes financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including Adjusted Net Income, Adjusted Operating Income, and Adjusted EBITDA.  Management uses these non GAAP financial measures in the analysis of financial and operating performance because they assist in the evaluation of underlying trends in our business. Our use of the terms Adjusted Net Income, Adjusted Operating Income, and Adjusted EBITDA may differ from that of others in our industry. Adjusted Net Income, Adjusted Operating Income and Adjusted EBITDA should not be considered as alternatives to net income (loss), operating income (loss), or any other performance measures prepared in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity. Adjusted Net Income, Adjusted Operating Income, and Adjusted EBITDA have important limitations as analytical tools and should be considered in conjunction with, and not as substitutes for, our results as reported under GAAP. This presentation includes a reconciliation of certain non GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP.

About Multi Packaging Solutions

Multi Packaging Solutions is a leading global provider of value-added packaging solutions to a diverse customer base across the healthcare, consumer and multi-media markets.  MPS provides its customers with an extensive array of print-based specialty packaging solutions, including premium folding cartons, inserts, labels and rigid packaging across a variety of substrates and finishes. MPS has manufacturing locations across North America, Europe and Asia.

Cautionary Statement Concerning Forward-Looking Statements

This release contains certain forward-looking statements regarding MPS and its subsidiaries. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of MPS’ control that may cause its business, industry, strategy, financing activities or actual results to differ materially. MPS undertakes no obligation to update or revise any of the forward looking statements contained herein, whether as a result of new information, future events or otherwise.

Contact:

Multi Packaging Solutions

Paul Hatty, VP Finance - Investor Relations

Richard Zubek, Investor Relations

646-885-0005

ir@multipkg.com

Source: Multi Packaging Solutions International Limited

MPSX-IR

Multi Packaging Solutions International Limited And Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share amounts)

	March 31,	June 30,
	2016	2015
	(unaudited)
Current assets
Cash and cash equivalents	$46,551	$55,675
Accounts receivable, net	253,659	240,110
Inventories	161,831	171,836
Prepaid expenses and other current assets	28,147	26,892
Deferred income taxes	7,787	8,454
Total current assets	497,975	502,967

Property, plant and equipment
Land	55,345	58,316
Buildings and improvements	65,368	58,368
Machinery and equipment	387,955	373,639
Furniture and fixtures	15,513	13,056
Construction in progress	9,173	12,255
Total	533,354	515,634
Less: Accumulated depreciation	(136,434)	(86,691)
Total property, plant and equipment, net	396,920	428,943

Other assets
Intangible assets, net	367,041	419,733
Goodwill	474,030	474,901
Deferred financing costs, net	3,202	4,311
Deferred income taxes	13,247	14,568
Other assets	34,973	36,702
Total assets	$1,787,388	$1,882,125

Current liabilities
Accounts payable	$163,067	$176,431
Payroll and benefits	37,958	51,606
Other current liabilities	38,254	46,097
Short-term foreign borrowings	4,559	3,488
Current portion of long-term debt	9,619	11,740
Income taxes payable	8,685	6,022
Total current liabilities	262,142	295,384

Long-term debt, less current portion	932,123	1,173,161
Deferred income taxes	86,144	93,061
Other long-term liabilities	31,500	31,829
Total liabilities	1,311,909	1,593,435

Shareholders’ equity
Authorized share capital – $1.00 par value, 1,000,000,000 shares authorized
Preference shares – no shares issued	—	—
Common shares – 77,452,946 and 61,939,432 issued and outstanding	77,453	61,939
Additional paid-in capital	469,688	278,695
Accumulated deficit	(36,492)	(45,365)
Accumulated other comprehensive loss	(38,061)	(13,287)
Total Multi Packaging Solutions International Limited shareholders’ equity	472,588	281,982
Noncontrolling interest	2,891	6,708
Total shareholders’ equity	475,479	288,690
Total liabilities and shareholders’ equity	$1,787,388	$1,882,125

Multi Packaging Solutions International Limited And Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
Net sales	$399,184	$416,207	$1,287,592	$1,215,116

Cost of goods sold	312,437	331,877	1,005,779	966,069
Gross profit	86,747	84,330	281,813	249,047

Selling, general and administrative expenses
Selling, general and administrative expenses	60,259	63,069	178,149	180,052
Stock based and deferred compensation expense	104	517	27,064	1,403
Transaction related expenses	371	1,914	2,785	6,098
Total selling, general and administrative expenses	60,734	65,500	207,998	187,553

Operating income	26,013	18,830	73,815	61,494

Other (expense) income, net	(1,262)	9,100	(4,797)	10,643
Debt extinguishment charges	(64)	—	(3,931)	—
Interest expense	(14,896)	(17,631)	(49,641)	(54,042)
Total other expense, net	(16,222)	(8,531)	(58,369)	(43,399)

Income before income taxes	9,791	10,299	15,446	18,095

Income tax expense	(6,178)	(3,309)	(6,753)	(6,212)

Consolidated net income	3,613	6,990	8,693	11,883

Net (income) loss attributable to noncontrolling interest	170	(207)	180	(525)

Net income attributable to shareholders of Multi Packaging Solutions International Limited	$3,783	$6,783	$8,873	$11,358

Net income attributable to shareholders of Multi Packaging Solutions International Limited per share:
Basic	$0.05	$0.11	$0.12	$0.18
Diluted	$0.05	$0.11	$0.12	$0.18

Weighted-average number of common shares outstanding:
Basic	77,452	61,939	71,076	61,939
Diluted	77,452	61,939	71,076	61,939

Other comprehensive income (loss)
Cumulative foreign currency translation adjustment	$(1,192)	$(12,718)	$(22,764)	$(52,831)
Adjustment on available-for-sale securities	111	127	89	114
Pension adjustments	(3,541)	(1,428)	(2,087)	(790)
Total other comprehensive loss	(4,622)	(14,019)	(24,762)	(53,507)

Comprehensive loss	(1,009)	(7,029)	(16,069)	(41,624)
Comprehensive loss attributable to non-controlling interests	—	(441)	(17)	(554)
Comprehensive loss attributable to shareholders of Multi Packaging Solutions International Limited	$(1,009)	$(7,470)	$(16,086)	$(42,178)

Multi Packaging Solutions International Limited And Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended March 31,
	2016	2015
Operating Activities
Net income	$8,693	$11,883
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation expense	55,825	58,085
Amortization expense	41,665	39,900
Amortization of deferred financing fees	3,102	3,350
Debt extinguishment charges	3,931	—
Deferred income taxes	(4,496)	(5,407)
Stock compensation	26,044	981
Unrealized foreign currency loss (gain)	2,818	(2,865)
Other	1,837	420
Change in assets and liabilities:
Accounts receivable	(11,887)	(12,962)
Inventories	5,231	13,336
Prepaid expenses and other current assets	355	(4,136)
Other assets	(7,201)	4,813
Accounts payable	(13,495)	(39,495)
Payroll and benefits	(13,110)	(2,111)
Other current liabilities	(10,010)	6,996
Income taxes payable	2,205	6,941
Other long-term liabilities	(2,590)	(14,508)
Net cash and cash equivalents provided by operating activities	88,917	65,221

Investing Activities
Additions to property, plant and equipment	(36,719)	(37,678)
Additions to intangible assets	(265)	(176)
Proceeds from sale of assets	2,616	5,962
Acquisitions of businesses, net of cash acquired	(10,685)	(137,783)
Net cash and cash equivalents used in investing activities	(45,053)	(169,675)

Financing Activities
Proceeds from initial public offering	186,424	—
Payments of offering costs	(7,024)	—
Proceeds from issuance of long-term debt	—	136,845
Proceeds from short-term borrowings	44,502	148,849
Payments on short-term borrowings	(43,755)	(151,394)
Payments on long-term debt	(235,627)	(12,592)
Deferred financing costs	—	(4,959)
Net cash and cash equivalents (used in) provided by financing activities	(55,480)	116,749

Effect of exchange rate changes on cash and cash equivalents	2,492	(673)
(Decrease) increase in cash and cash equivalents	(9,124)	11,622
Cash and cash equivalents—beginning	55,675	27,533
Cash and cash equivalents—ending	$46,551	$39,155

Multi Packaging Solutions International Limited And Subsidiaries

Reconciliation of Non‐GAAP Results

Adjusted EBITDA, Adjusted Operating Income and Adjusted Net Income

Non-GAAP Adjusted EBITDA	For the Three Months Ended		For the Nine Months Ended		Trailing 12 Months
	March 31,		March 31,		Ended March 31,
(amounts in thousands)	2016	2015	2016	2015	2016
Consolidated net income	$3,613	$6,990	$8,693	$11,883	$3,836
Depreciation and amortization	31,452	32,405	97,490	97,985	131,208
Interest expense	14,896	17,631	49,641	54,042	71,036
Income tax expense	6,178	3,309	6,753	6,212	(1,338)
EBITDA	56,139	60,335	162,577	170,122	204,742

Adjustments related to operating income
Transaction related expenses	371	1,914	2,785	6,098	10,317
Stock based and deferred compensation expenses	104	517	27,064	1,403	31,380
Purchase accounting adjustments	255	1,171	878	2,024	1,948
Restructuring related costs	693	1,700	4,269	5,490	5,198
Loss on sale of fixed assets	236	237	598	645	537
Other adjustments to operating income	(773)	575	(2,179)	1,224	(5,331)
Adjustments related to operating income (A)	886	6,114	33,415	16,884	44,049

Adjustments related to non-operating income
Foreign currency (gains) losses	510	(9,259)	3,850	(13,835)	5,514
Debt extinguishment charges	64	—	3,931	—	4,950
Other adjustments to non-operating income	752	128	1,180	3,777	(290)
Adjustments related to non-operating income	1,326	(9,131)	8,961	(10,058)	10,174

Total adjustments (B)	2,212	(3,017)	42,376	6,826	54,223

Adjusted EBITDA	$58,351	$57,318	$204,953	$176,948	$258,965

Pre-acquisition Adjusted EBITDA	76	1,311	851	15,559	1,464
Proforma Adjusted EBITDA	$58,427	$58,629	$205,804	$192,507	$260,429

Non-GAAP Adjusted Operating Income	For the Three Months Ended		For the Nine Months Ended		Trailing 12 Months
	March 31,		March 31,		Ended March 31,
(amounts in thousands)	2016	2015	2016	2015	2016
Operating income	$26,013	$18,830	$73,815	$61,494	$82,254
Adjustments related to operating income (A)	886	6,114	33,415	16,884	44,049
Adjusted operating income	$26,899	$24,944	$107,230	$78,378	$126,303

Non-GAAP Adjusted Net Income	For the Three Months Ended		For the Nine Months Ended		Trailing 12 Months
	March 31,		March 31,		Ended March 31,
(amounts in thousands, except per share data)	2016	2015	2016	2015	2016
Consolidated net income	$3,613	$6,990	$8,693	$11,883	$3,836
Adjustments related to net income (B)	2,212	(3,017)	42,376	6,826	54,223
Tax impact of adjusting entries	2,813	(38)	(5,445)	(1,634)	(7,307)
Adjusted net income	8,638	3,935	45,624	17,075	50,752

Net (income) loss attributable to noncontrolling interest	170	(207)	180	(525)	178
Adjusted net income attributable to shareholders of Multi Packaging Solutions International Limited	$8,808	$3,728	$45,804	$16,550	$50,930

Weighted average number of common shares outstanding – diluted	77,452	61,939	71,076	61,939	68,792

Adjusted net income per share	$0.11	$0.06	$0.64	$0.27	$0.74